Exhibit 3.1

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

Trisha Malone
10409 Strathmore Drive
Santee, CA 92071

Job:C20131002-5045
October 2, 2013

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20130648301-58	10/2/2013 4:51:13 PM	1	$75.00	$75.00
Total					$75.00

Payments

Type	Description	Amount
Credit	003103|13100294967471	$75.00
Total		$75.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s):	1
Copy Charter(s):	1
ILO-ALO Profit(s):	1

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1. Name of Corporation:

GEMVEST LTD.

2. Registered Agent for Service of Process:

[X] Commercial Registered Agent: EASTBIZ.COM, INC.

3. Authorized Stock:

Number of shares with par value: 100000

Par value per share: $0.0010

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees:

1) ANGELIQUE DE MAISON

1005 S. CENTER ST.

REDLANDS, CA 92373

5. Purpose:

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator:

I declare, to the best of my knowledge under penalty of perjry, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

ANGELIQUE DE MAISON

Name

/s/ ANGELIQUE DE MAISON

Incorporator Signature

1005 S. CENTER ST.

REDLANDS

CA 92373

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above name Entity.

/s/ EASTBIZ.COM, INC.                                   10/2/2013

Authorized Signature                                        Date

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Certificate of Acceptance of Appointment by Registered Agent:

In the matter of GemVest Ltd.

I, EastBiz.com Inc. am a commercial registered agent listed with the Nevada Secretary of State, and hereby state that on 10/02/2013, I accepted the appointment as registered agent for the above named business entity.

Signature:

/s/ signature                       10/2/13

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CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that GEMVEST LTD., did on October 2, 2013, file in this office the original Articles of Incorporation: that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 2, 2013. /s/ Ross Miller ROSS MILLER Secretary of State

Certified By: Electronic Filing

Certificate Number: C21031002-5045

You may verify this certificate

online at http://www.nvsos.gov/

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